UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 6, 2012

NEW WESTERN ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Truman, Suite 204 Irvine, CA 92620
(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2012, the Registrant consummated the acquisition of 100% of the issued and outstanding capital stock of Royal Texan Energy Co. (“RTE”) pursuant to a Plan and Agreement of Reorganization dated December 1, 2011 (the “Agreement”), in exchange for 1,000,000 shares of the Registrant’s common stock. As additional consideration the Registrant paid (a) $35,000, (b) executed a $55,000 promissory note payable at the rate of $10,000 per month commencing 30 days after closing and (c) guaranteed approximately $50,000 owed to two banks by RTE.

RTE will be run independently of the Registrant as the Registrant’s wholly-owned subsidiary.

The Business of RTE

RTE was incorporated in Texas on February 2, 2011, by Brent and Brook Hatchett. The company is based near Abilene, Texas and both Brent and Brook Hatchett have more than 10 years experience in oil field operations. In addition to oil well operations, they have owned and operated a roustabout company and a pulling unit company. All of these companies have given them excellent knowledge of all aspects of oil drilling, especially in Texas. RTE is the owner of several oil and gas leases covering approximately 1,280 acres in Shackelford and Stephens County, Texas. There are 43 wells on the properties of which only three are active at this time. The Registrant is currently evaluating the feasibility of activating some of the other wells on the property. In addition, RTE is overseeing operations on the Registrant’s Jones County, Texas property where there is currently a producing oil well.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K relating to RTE is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement the Registrant is issuing 1,000,000 shares of its common stock to Brent and Brook Hatchett the two shareholders of RTE in exchange for all of the issued and outstanding capital stock of RTE.

All of the investors above are sophisticated individuals who had the opportunity to review all of RTE’s SEC filings and to discuss with the officers and directors of the Registrant the business and financial activities of the Registrant. All the investors acquired their shares for investment and not with a view toward distribution. All of the stock certificates to be issued to the two shareholders set forth above, have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, Empire has issued the shares in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, thereunder.

Item 9.01. Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

The Registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-k was due for filing.

(b)

Pro Forma Financial Statements.

The Registrant hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(c)	Exhibits
	10.1	Plan and Agreement of Reorganization dated December 1, 2011, between the Registrant, Royal Texan Energy Co., and Brentt and brook Hatchett

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

New Western Energy Corporation
Date: January 6, 2012	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Plan and Agreement of Reorganization dated December 1, 2012, between the Registrant, Royal Texan Energy Co., and Brent and Brook Hatchett.